UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2060
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2012, Crestwood Gas Services GP LLC (the “General Partner”), the general partner of Crestwood Midstream Partners LP (the “Partnership”) appointed Vanessa Gomez LaGatta to serve on the Board of Directors of the General Partner (the “Board”) effective as of August 1, 2012. Ms. Gomez LaGatta is replacing John E. Hinton who resigned from the Board effective July 2, 2012. Ms. Gomez LaGatta, age 35, has served as the Vice President, Treasurer for Quicksilver Resources, Inc. (“Quicksilver”) since September 2009. Ms. Gomez LaGatta also served as Vice President, Treasurer of the General Partner (formerly known as Quicksilver Gas Services GP LLC) from September 2009 to October 2010. From 2001 until joining Quicksilver, she served in several positions with Credit Suisse’s corporate and investment banking division.

Ms. Gomez LaGatta will be Quicksilver’s designee to the Board. Under the terms of the agreement governing the sale of all of Quicksilver’s interest in the Partnership to Crestwood Holdings Partners, LLC on October 1, 2010, Quicksilver is entitled to appoint a director to the Board until the later of the second anniversary of the closing and such time as Quicksilver generates less than 50% of the Partnership’s consolidated revenue in any fiscal year. Ms. Gomez LaGatta was selected due to her experience and her knowledge of the energy industry and Quicksilver, the Partnership’s largest customer.

As a member of the Board, Ms. Gomez LaGatta will receive the equity portion of the non-employee director compensation issued under the Fourth Amended and Restated Crestwood Midstream Partners LP 2007 Equity Plan as described in the Partnership’s Current Report on Form 8-K filed on May 15, 2012. The Partnership intends to enter into its standard form of indemnity agreement with Ms. Gomez LaGatta.

Ms. Gomez LaGatta has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through her employment with Quicksilver. For relationships between the Partnership, the General Partner and Quicksilver, please read Item 13 “Certain Relationships and Related Transactions and Director Independence,” which is incorporated by reference from the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2012.

Item 8.01 Other Events

On August 2, 2012, the Partnership completed the over-allotment offering of 600,000 common units representing limited partner interests in the Partnership at a price of $26.00 per unit (before underwriting discounts and commissions). The sale of the common units was made pursuant to an over-allotment option granted by the Partnership pursuant to an underwriting agreement, dated July 25, 2012, among the Partnership and Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein. The net proceeds to the Partnership from the exercise of such over-allotment option were approximately $14.9 million, after deducting underwriting discounts and commissions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its General Partner

Date: August 2, 2012	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President and General Counsel